INTELLIGENT ELECTRONICS, INC. and Subsidiaries                                                         Exhibit 11
Primary Income Per Share Calculation                                                                  Page 1 of 2

                                                                             Three months ended
                                                      ----------------------------------------------------------------
                                                             April 29, 1995                      April 30, 1994
                                                      ----------------------------         ---------------------------
                                                          $              Per Share              $            Per Share
                                                      ----------        ----------         ----------       ----------
Net income                                             4,890,000           $0.16           12,793,000          $0.36
                                                      ==========        ==========         ==========       ==========

Weighted average common shares
  outstanding, common share equivalents
  & other dilutive securities                                           31,365,657                          36,033,562
                                                                        ==========                          ==========

Computation of Common Shares, Common Share Equivalents
  & Other Dilutive Securities



                                                                           Three months ended
                                                      -----------------------------------------------------------------
                                                           April 29, 1995                       April 30, 1994
                                                      ----------------------------         ----------------------------
                                                        End of           Weighted           End of            Weighted
                                                        Period           Average            Period            Average
                                                      ----------        ----------        ----------         ----------
Common shares outstanding                             39,573,549        31,209,648        39,364,859         35,130,428

Common share equivalents:
  Options                                              3,400,765         3,409,488         2,764,725          2,819,425

    Assumed repurchased @ average price                                 (3,253,479)                          (1,916,291)

  Warrants                                                     0                 0                  0                 0

    Assumed repurchased @ average price                                          0                                    0
                                                                        ----------                           ----------
Weighted average common share equivalents                                  156,009                              903,134
                                                                        ----------                           ----------
Weighted average common shares
  outstanding, common share equivalents
  & other dilutive securities                                           31,365,657                           36,033,562
                                                                        ==========                           ==========

INTELLIGENT ELECTRONICS, INC. and Subsidiaries                                                       Exhibit 11
Fully Diluted Income Per Share Calculation                                                          Page 2 of 2


                                                                             Three months ended
                                                      ----------------------------------------------------------------
                                                          April 29, 1995(1)                     April 30, 1994(1)
                                                      ----------------------------         ---------------------------
                                                          $              Per Share              $            Per Share
                                                      ----------        ----------         ----------       ----------
Net income                                             4,890,000           $0.16           12,793,000          $0.36
                                                      ==========        ==========         ==========       ==========

Weighted average common shares outstanding,
  common share equivalents & other
  dilutive securities                                                   31,365,657                          36,033,562
                                                                        ==========                          ==========


Computation of Common Shares, Common Share Equivalents
  & Other Dilutive Securities



                                                                           Three months ended
                                                      -----------------------------------------------------------------
                                                           April 29, 1995                       April 30, 1994
                                                      ----------------------------         ----------------------------
                                                        End of           Weighted           End of            Weighted
                                                        Period           Average            Period            Average
                                                      ----------        ----------        ----------         ----------
Common shares outstanding                             39,573,549        31,209,648        39,364,859         35,130,428

Common share equivalents:
  Options                                              3,400,765         3,409,488         2,764,725          2,819,425

    Assumed repurchased @ ending price                                  (3,253,479)                          (1,916,291)

  Warrants                                                     0                 0                  0                 0

    Assumed repurchased @ ending price                                           0                                    0
                                                                        ----------                           ----------

Weighted average common share equivalents                                  156,009                              903,134
                                                                        ----------                           ----------
Weighted average common shares outstanding,
  common share equivalents & other
  dilutive securities                                                   31,365,657                           36,033,562
                                                                        ==========                           ==========

(1) For the three months ended April 29, 1995 and April 30, 1994, the average market price for the period exceeded the ending market price.  As such, fully diluted earnings per share was antidilutive.